Exhibit 23.1

We consent to the inclusion in the Registration Statements on Forms S-1 of OICco Acquisition II, Inc. of our report dated May 10, 2010 and the audited financial statements, with respect to the financial statements of OICco Acquisition II, Inc. included on Form S-1 for the period from the date of inception on December 22, 2009 to December 31, 2009.

/s/ SAM KAN & COMPANY ___________________________________
Firm’s Manual Signature
Alameda, CA ___________________________________
City, State
January 20, 2011 ___________________________________
Date